As filed with the Securities and Exchange Commission on July 30, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EQUINIX, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0487526 (I.R.S. Employer Identification No.)

One Lagoon Drive Redwood City, CA (Address of Principal Executive Offices)	94065 (Zip Code)

Equinix, Inc. 2020 Equity Incentive Plan
(Full title of the plan)

Kurt Pletcher
Chief Legal Officer
Equinix, Inc.
One Lagoon Drive
Redwood City, CA 94065
(Name and address of agent for service)

(650) 598-6000
(Telephone number, including area code, of agent for service)

Copies to:

Baker & McKenzie LLP
101 California Street, Suite 4100
San Francisco, CA 94111
Tel: (415) 576-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The contents of the Registration Statement on Form S-8 filed by Equinix, Inc. (the “Registrant”) with the U.S. Securities and Exchange Commission (the “Commission”) on June 18, 2020 (File No. 333-239271), relating to the Registrant’s 2020 Equity Incentive Plan, are incorporated by reference into this Registration Statement. This incorporation by reference is made under General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a registration statement on Form S-8 relating to the same employee benefit plan.

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by the Registrant for the purpose of registering an additional 3,300,000 shares of common stock (par value $0.001 per share), and options and rights to acquire such shares of common stock, reserved for issuance under the Registrant’s 2020 Equity Incentive Plan.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.

The information required by Item 1 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 2.    Registrant Information and Employee Plan Annual Information.

The information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The Commission allows the Registrant to “incorporate by reference” in this Registration Statement the information in the documents that it files with the Commission. The information incorporated by reference in this Registration Statement is considered to be a part of this Registration Statement, and information in documents that the Registrant files later with the Commission will automatically update and supersede information contained in documents filed earlier with the Commission or contained in this Registration Statement. The Registrant incorporates by reference in this Registration Statement the documents listed below and any future filings that it may make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered thereby have been sold or that deregisters all securities then remaining unsold, except that the Registrant is not incorporating by reference any information that is deemed to have been furnished and not filed in accordance with Commission rules:

(a)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on February 12, 2025;

(b)    The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on April 30, 2025, and for the quarter ended June 30, 2025, filed with the Commission on July 30, 2025;

(c)    The Registrant’s Current Reports on Form 8-K, filed with the Commission on February 11, 2025, February 12, 2025 (at 4:19 p.m. Eastern time), March 31, 2025, May 19, 2025 and May 27, 2025; and

(d)    The description of the Registrant’s common stock contained in Exhibit 4.50 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on February 12, 2025 (File No. 001-40205).

All other reports and documents filed, but not furnished, by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered under this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.  In no event, however, will any of the information, including exhibits, that the Registrant discloses under Item 2.02 and Item 7.01 of any report on Form 8-K that has been or may be, from time to time, furnished to the Commission, be incorporated by reference into or otherwise become a part of this Registration Statement.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement) modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

Not applicable.  The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.    Interests of Named Experts and Counsel.

    The validity of the shares offered under the Registration Statement is being passed upon for the Registrant by Kurt Pletcher, the Registrant’s Chief Legal Officer. Mr. Pletcher is an officer and employee of the Registrant and, as such, participates in equity compensation plans of the Registrant and is eligible to participate in the 2020 Equity Incentive Plan on the same basis as other similarly eligible employees. By reason of such participation, Mr. Pletcher owns and holds equity awards with respect to, and shares of, the Registrant’s common stock.

Item 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. Article VI of the Registrant’s bylaws provides for mandatory indemnification of its directors and officers and those serving at the Registrant’s request as directors, officers, employees or agents of other organizations to the maximum extent permitted by the Delaware General Corporation Law. The Registrant’s certificate of incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as directors to the Registrant and its stockholders. This provision in the certificate of incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into indemnification agreements with its officers and directors. The indemnification agreements provide the Registrant’s officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Registrant maintains liability insurance for its directors and officers.

Item 7.    Exemption From Registration Claimed.

    Not applicable.

Item 8.    Exhibits.

The following exhibits are filed herewith:

No.	Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant, as amended to date (incorporated by reference from Exhibit 3.1 to the Annual Report on Form 10-K/A, filed with the Commission on December 31, 2002).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K, filed with the Commission on June 14, 2011).

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K, filed with the Commission on June 11, 2013).

4.4	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.4 to the Quarterly Report on Form 10-Q, filed with the Commission on June 30, 2014).

4.5	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K, filed with the Commission on March 13, 2023).

5.1*	Opinion of the Registrant’s Chief Legal Officer.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of the Registrant’s Chief Legal Officer (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page to this Registration Statement on Form S-8).

99.1	Equinix, Inc. 2020 Equity Incentive Plan (incorporated by reference as Appendix B to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 10, 2025).

107*	Filing Fee Table

* Filed herewith.

Item 9.    Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act.

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California on July 30, 2025.

EQUINIX, INC.

By	/s/ Adaire Fox-Martin
Adaire Fox-Martin
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Adaire Fox-Martin and Keith D. Taylor as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Adaire Fox-Martin	Chief Executive Officer, President and Director	July 30, 2025
Adaire Fox-Martin	(Principal Executive Officer)

/s/ Keith D. Taylor	Chief Financial Officer	July 30, 2025
Keith D. Taylor	(Principal Financial Officer)

/s/ Simon Miller	Chief Accounting Officer	July 30, 2025
Simon Miller	(Principal Accounting Officer)

/s/ Charles J. Meyers	Executive Chairman	July 30, 2025
Charles J. Meyers

/s/ Nanci Caldwell	Director	July 30, 2025
Nanci Caldwell

/s/ Gary F. Hromadko	Director	July 30, 2025
Gary F. Hromadko

/s/ Thomas Olinger	Director	July 30, 2025
Thomas Olinger

/s/ Christoper B. Paisley	Director	July 30, 2025
Christoper B. Paisley

/s/ Sandra L Rivera	Director	July 30, 2025
Sandra L Rivera

/s/ Fidelma Russo	Director	July 30, 2025
Fidelma Russo